Exhibit 99.1

Rigetti and India’s Centre for Development of Advanced Computing Announce MOU to Explore Co-Development of Hybrid Quantum Computing Systems

BERKELEY, Calif., Sept. 2, 2025 (GLOBE NEWSWIRE) -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced that it has signed a Memorandum of Understanding (MOU) with the Centre for Development of Advanced Computing (C-DAC), India’s premier R&D organization of the Ministry of Electronics and Information Technology. Through this MOU, Rigetti and C-DAC will explore the co-development of hybrid quantum computing systems to support government laboratories and academics pursuing quantum computing R&D.

“By joining C-DAC’s renowned leadership in high-performance computing (HPC) solutions with Rigetti’s expertise in superconducting quantum computing systems, we have the opportunity to design and deliver powerful and practical hybrid computing systems,” says Dr. Subodh Kulkarni, Rigetti CEO. “We look forward to this collaboration and advancing the state-of-the-art in hybrid computing technology.”

“C-DAC continues to play a pivotal role in shaping India’s advanced computing landscape, both as a leader in high-performance computing and as the nodal agency for the Government of India’s ChipIN initiative, which is focused on strengthening domestic semiconductor design capabilities. Our partnership with Rigetti is a strategic step toward developing indigenous cryogenic electronics, superconducting quantum hardware, and securing access to advanced processor fabrication. This partnership is poised to drive impactful advancements in electronics and IT, reinforcing India's position in next-generation technologies,” says Shri. E. Magesh, Director General, C-DAC.

"C-DAC is implementing several nationally significant projects in quantum technologies, reinforcing its role in advancing India's strategic capabilities in emerging technologies. Partnering with Rigetti, a global leader in superconducting quantum computing systems, presents a good opportunity for us to co-develop advanced cryogenic electronics under the ChipIN program. This collaboration will drive innovation in electronics and information technology—particularly in quantum and hybrid computing—contributing meaningfully to the nation's technological progress. We are enthusiastic about this partnership and the potential it holds to push the boundaries of hybrid computing technologies," says Dr. S D Sudarsan, Executive Director, C-DAC Bangalore.

With this MOU, Rigetti and C-DAC intend to collaborate on the design and development of hybrid quantum computing systems and related technologies and bring them to market. Rigetti and C-DAC expect to also explore use case and application workflow development leveraging hybrid computing infrastructure and participate in workforce development activities.

Rigetti’s quantum computing processors, which are powered by superconducting qubits, are ideal for hybrid systems given their fast gate speeds and scalability. Superconducting qubits are more than 1,000 times faster than other qubit modalities, such as ion traps and pure atoms. Rigetti’s proprietary and unique multi-chip architecture, using well-established manufacturing techniques from the semiconductor industry, defines Rigetti’s path to scaling to extremely high qubit count systems required for error correction. In July 2025, Rigetti announced that it demonstrated the industry’s largest multi-chip quantum computer, Cepheus™-1-36Q. Rigetti has already shown scalability of that system to a 100+ qubit chiplet-based system and is advancing towards broader adoption as its flagship platform by end of 2025.

The quantum computing market is largely funded by government quantum computing initiatives. In 2024, governments worldwide announced a total of $1.8B in quantum computing investments, accounting for 66% of total investments. Early 2025 investments are already exceeding $10B.*

*McKinsey & Company, Quantum Technology Monitor, June 2025.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. In 2021, Rigetti began selling on-premises quantum computing systems with qubit counts between 24 and 84 qubits, supporting national laboratories and quantum computing centers. Rigetti’s 9-qubit Novera QPU was introduced in 2023 supporting a broader R&D community with a high-performance, on-premises QPU designed to plug into a customer’s existing cryogenic and control systems. The Company’s proprietary quantum-classical infrastructure provides high-performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at https://www.rigetti.com/.

About C-DAC

Centre for Development of Advanced Computing (C-DAC), is an autonomous Scientific Society of the Ministry of Electronics and Information Technology (MeitY), Government of India.

The Ministry of Electronics and Information Technology (MeitY), Government of India, has set up the ChipIN Centre at C-DAC Bangalore as a national hub for the country’s semiconductor design community. Conceived as a world-class, one-stop facility, ChipIN provides fabless chip designers from Startups, MSMEs, and Academia with access to EDA tools, fabrication services, and virtual prototyping hardware labs. As a centralized, cloud-supported infrastructure, ChipIN hosts advanced tools spanning the entire chip design cycle and delivers integrated services for fabrication and packaging. With India’s semiconductor industry on the verge of exponential growth, ChipIN plays a pivotal role in nurturing innovation, strengthening indigenous design capacity, and advancing the vision of the India Semiconductor Mission (ISM) to build a self-reliant semiconductor ecosystem.

C-DAC is actively engaged in several nationally significant projects in the field of quantum technologies. These initiatives include the development of quantum accelerators, the establishment of a national quantum computing reference facility, and advancements in quantum communication along with related middleware and software stack development. As part of its Hybrid HPC-Quantum Mission, C-DAC also focuses on the indigenous development of quantum processing units, cryogenic electronics, and control hardware.

Cautionary Language and Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s expectations with respect to its future success and performance, including the possibility and extent that the MOU may result in successful collaborations on a variety of initiatives, including the design and development of hybrid quantum computing systems and related technologies and bring them to market and the expectation to also explore use case and application workflow development leveraging hybrid computing infrastructure, along with workforce development. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the success of the Company’s partnerships and collaborations, including the strategic collaboration with C-DAC; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and expansion plans; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including rising inflation and interest rates, deteriorating international trade relations, political turmoil, natural catastrophes, warfare and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.